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[RENTAL SERVICE CORPORATION LOGO]

                                                                   June 10, 1999



To Our Stockholders:


     On June 8, 1999, your Board of Directors met to consider the strategic alternatives available to RSC, following our decision to terminate our merger agreement with NationsRent, Inc.

     After receiving and evaluating a joint presentation from its financial advisors, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, your Board took the following important actions:

     . The Board confirmed its previous determination that the tender offer from United Rentals at $22.75 per share is inadequate and not in the best interests of RSC or its stockholders. The Board also decided to continue to urge you to reject United Rentals' inadequate tender offer and not to deliver consents to United Rentals with respect to its solicitation of consents to remove and replace your directors.

     . The Board determined that RSC's senior management and its legal and financial advisors should further explore RSC's strategic alternatives, which could result in a strategic transaction involving RSC and a third party, an auction of RSC involving multiple parties, a recapitalization or a third party making an investment in RSC, or RSC remaining an independent company.

     . The Board authorized its financial and legal advisors to provide confidential business and financial information and access to RSC's senior management to third parties who enter into appropriate confidentiality/standstill agreements.

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     By withholding your consent to United Rentals' solicitation, you will ensure that your Board has the time to evaluate RSC's strategic alternatives, decide which alternative is in the best interests of RSC's stockholders and implement that decision. We ask your support to maintain in office directors who intend to act independently of United Rentals and conduct this important process in a comprehensive and expeditious manner.

     Remember, the slate proposed by United Rentals consists of its hand-picked nominees, and its solicitation is designed to expedite the prompt consummation of United Rentals' tender offer at $22.75 per share--a price that we believe would let United Rentals' stockholders capture the value of RSC that rightfully belongs to you.

     Accompanying this letter is RSC's Consent Revocation Statement, which discusses our position in detail. Please read it carefully. Also, please sign, date and send in the WHITE consent revocation card that accompanies this statement.

     We urge you not to sign any blue consent card that is sent to you by United Rentals. If you previously signed a blue card, you may revoke it by signing, dating and mailing the enclosed WHITE revocation card.

     If you have any questions or need any assistance in withdrawing your shares from the United Rentals tender offer or revoking your consent, please contact MacKenzie Partners, Inc. at (800) 322-2885 (toll-free) or at (212) 929-5500 (collect).


     We will continue to keep you informed regarding your investment in RSC and regarding our efforts to pursue actions that are in your best interests.

     Your Board of Directors thanks you for your continued support.


                                     On behalf of the Board of Directors
                                     Sincerely,


                                     /s/ John M. Sullivan

                                     John M. Sullivan
                                     Chairman of the Executive Committee